As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SOLIGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

(609) 538-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Christopher J. Schaber, Ph.D.

President and Chief Executive Officer

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, New Jersey 08540

(609) 538-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Driscoll R. Ugarte, Esq.

Duane Morris LLP

1875 NW Corporate Boulevard

Suite 300

Boca Raton, Florida 33431-8561

(561) 962-2100

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period to comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	4,878,048	$4.10	$19,999,996	$2,182

(1)	This Registration Statement also relates to an indeterminate number of shares of common stock, par value $0.001 per share (“Common Stock”), of Soligenix, Inc. (the “Registrant”) that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents shares of Common Stock issuable upon conversion of certain of the Registrant’s convertible notes due June 15, 2025 (the “Convertible Notes”), which were acquired by the selling stockholders in a private placement, inclusive of principal and/or interest thereon. The number of shares of Common Stock registered by the Registrant represents a good faith estimate of the number of shares of Common Stock which will be issued upon conversion of the Convertible Notes, assuming for purposes hereof, that the Convertible Notes will accrue interest through June 15, 2025 at a rate of 8.47% per annum and that the Registrant will pay interest amounts in cash quarterly through the maturity of the Convertible Notes. If the Convertible Notes convert after the Registrant has paid some of the principal balance or accrued interest on the Convertible Notes, the actual number of shares of Common Stock issuable to the selling stockholders upon conversion of the Convertible Notes, if any, could be materially less than 4,878,048 shares depending on the amount of principal and accrued but unpaid interest that is converted into shares of Common Stock at the time. This presentation is not intended to constitute an indication or prediction of the date on which the selling stockholders will convert the Convertible Notes into shares of Common Stock, if at all.
(3)	Represents the lowest possible conversion price of the Convertible Notes, which were issued to the selling stockholders in a private placement

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed without notice. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

Subject to completion, dated January 15, 2021

PRELIMINARY PROSPECTUS

Soligenix, Inc.

Up to 4,878,048 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus, and any of their respective pledgees, donees, transferees, or other successors in interest, of up to 4,878,048 shares of common stock (“Common Stock”) of Soligenix, Inc. that are issuable pursuant to the terms of certain convertible notes due June 15, 2025 (the “Convertible Notes”), as further described in this prospectus.

The number of shares of Common Stock being registered hereunder is comprised of 4,878,048 shares of Common Stock issuable upon conversion of the Convertible Notes, which Convertible Notes are convertible into shares of our Common Stock at the lowest possible conversion price of $4.10 per share (the “Conversion Shares”). The number of shares of Common Stock registered represents a good faith estimate of the number of shares of Common Stock which will be issued upon conversion of the Convertible Notes, assuming for purposes hereof, that the Convertible Notes will accrue interest through June 15, 2025 at a rate of 8.47% per annum and that we will pay interest amounts in cash quarterly through the maturity of the Convertible Notes. If the Convertible Notes convert after we have paid some of the principal balance on the Convertible Notes, the actual number of shares issuable to the selling stockholders upon conversion of the Convertible Notes, if any, could be materially less than 4,878,048 shares of Common Stock depending on the amount of principal and accrued but unpaid interest that is converted into shares of Common Stock at the time. This presentation is not intended to constitute an indication or prediction of the date on which the selling stockholders will convert the Convertible Notes into Common Stock, if at all.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so pursuant to a registration rights agreement, as further described in this prospectus. We will not receive any of the proceeds from the sale of the Common Stock by the selling stockholders.

The selling stockholders and their respective pledgees, donees, transferees, or other successors in interest may offer the shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Stock. Additional information on the selling stockholders, and the times and manner in which they may offer and sell shares of our Common Stock under this prospectus, is provided under “Selling stockholders” and “Plan of Distribution” in this prospectus.

Our Common Stock and our common stock warrants issued in connection with our December 2016 public offering are traded on The NASDAQ Capital Market under the symbols “SNGX” and “SNGXW,” respectively. On January 13, 2021, the last reported closing sales prices of our Common Stock and our common stock warrants issued in connection with our 2016 public offering on The NASDAQ Capital Market were $1.40 per share and $0.186 per warrant.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS FOR THE RISKS THAT YOU SHOULD CONSIDER. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________, 2021.

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About This Prospectus

As used in this prospectus, the terms “we,” “us,” “our” and “our company” mean Soligenix, Inc., unless the context clearly indicates otherwise.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, please see the section of this prospectus titled “Where You Can Find More Information.” The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus contains trademarks, tradenames, service marks, and service names of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

AND MARKET INFORMATION

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are often identified by words such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus and in the documents incorporated herein by reference. You should not place undue reliance on these forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

●	our dependence on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacturing, marketing, sales and distribution of our products;

●	the domestic and international regulatory process and related laws, rules and regulations governing our technologies and our proposed products, including: (i) the timing, status and results of our or our commercial partners’ filings with the U.S. Food and Drug Administration (the “FDA”) and its foreign equivalents, (ii) the timing, status and results of non-clinical work and clinical studies, including regulatory review thereof and (iii) the heavily regulated industry in which we operate our business generally;

●	uncertainty as to whether our product candidates will be safe and effective to support regulatory approvals;

●	significant uncertainty inherent in developing vaccines against bioterror threats, and manufacturing and conducting preclinical and clinical trials of vaccines;

●	our ability to obtain future financing or funds when needed, either through the raising of capital, the incurrence of convertible or other indebtedness or through strategic financing or commercialization partnerships;

●	that product development and commercialization efforts will be reduced or discontinued due to difficulties or delays in clinical trials or a lack of progress or positive results from research and development efforts;

●	our ability to obtain further grants and awards from the U.S. Government and the governments of other countries, and maintenance of our existing grants;

●	our ability to enter into any biodefense procurement contracts with the U.S. Government or the governments of other countries;

●	our ability to patent, register and protect our technology from challenge and our products from competition;

●	maintenance or expansion of our license agreements with our current licensors;

●	the protection and control afforded by our patents or other intellectual property, and any interest in patents or other intellectual property that we license, or our or our partners’ ability to enforce our rights under such owned or licensed patents or other intellectual property;

●	changes in healthcare regulation;

●	changes in the needs of biodefense procurement agencies;

●	maintenance and progression of our business strategy;

●	the possibility that our products under development may not gain market acceptance;

●	our expectations about the potential market sizes and market participation potential for our product candidates may not be realized;

●	our expected revenues (including sales, milestone payments and royalty revenues) from our product candidates and any related commercial agreements of ours may not be realized;

●	the ability of our manufacturing partners to supply us or our commercial partners with clinical or commercial supplies of our products in a safe, timely and regulatory compliant manner and the ability of such partners to address any regulatory issues that have arisen or may in the future arise;

●	competition existing today or that may arise in the future, including the possibility that others may develop technologies or products superior to our products; and

●	the effect that global pathogens could have on financial markets, materials sourcing, clinical trial subjects, patients, governments and population (e.g. COVID-19).

You should also consider carefully the statements under the section titled “Risk Factors” in this prospectus, and documents incorporated herein by reference including the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the United States Securities and Exchange Commission (the “SEC”), which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Industry Data and Market Information

This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference contain estimates, projections and other statistical data made by independent parties and by us relating to market size and growth, the potential value of government procurement contracts, the incidence of certain medical conditions and other industry data. These data, to the extent they contain estimates or projections, involve a number of subjective assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. While we believe that the data from these industry publications and other reports are generally reliable, we have not independently verified the accuracy or completeness of such data. These and other factors could cause results to differ materially from those expressed in these publications and reports.

We have provided estimates of the potential worldwide market or value of potential government procurement contracts and grants for certain of our product candidates. These estimates are based on a number of factors, including our expectation as to the number of patients with a certain medical condition that would potentially benefit from a particular product candidate, the current costs of treating patients with the targeted medical condition, our expectation that we will be able to demonstrate to the FDA’s satisfaction in our clinical trials that the product candidate is safe and effective, our belief that our product candidate would, if approved, have an assumed treatment cost per patient, historic values of government procurement contracts for vaccines, and our expectation of the dosage of the product candidate. While we have determined these estimates based on assumptions that we believe are reasonable, there are a number of factors that could cause our expectations to change or not be realized. Among these factors are the following: (1) there is no assurance that the product candidate will prove to be safe and effective or will ultimately be approved for sale by the FDA; (2) any FDA approval of the product candidate may contain restrictions on its use or require warning labels; (3) third party payors may not be willing to provide reimbursement for the product candidate at the assumed price per patient; (4) the government may not be willing to procure our vaccine candidates in amounts or at costs similar to its historic procurement activities; (5) the dosage that ultimately may be approved may be different from the assumed dosage; and (6) doctors may not adopt the product candidate for use as quickly or as broadly as we have assumed. It is possible that the ultimate market for a product candidate or value of procurement contracts will differ significantly from our expectations due to these or other factors. As a result of these and other factors, investors should not place undue reliance on such estimates.

PROSPECTUS SUMMARY

This prospectus summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section titled “Risk Factors.”

About Our Company

We are a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. We maintain two active business segments: Specialized BioTherapeutics and Public Health Solutions.

Our Specialized BioTherapeutics business segment is developing a novel photodynamic therapy (SGX301) utilizing topical synthetic hypericin activated with safe visible fluorescent light for the treatment of cutaneous T-cell lymphoma, our first-in-class innate defense regulator technology, dusquetide (SGX942) for the treatment of oral mucositis in head and neck cancer, and proprietary formulations of oral beclomethasone 17,21-dipropionate for the prevention/treatment of gastrointestinal disorders characterized by severe inflammation, including pediatric Crohn’s disease (SGX203) and acute radiation enteritis (SGX201).

Our Public Health Solutions business segment includes active development programs for RiVax®, our ricin toxin vaccine candidate; SGX943, our therapeutic candidate for antibiotic resistant and emerging infectious disease; and our research programs to identify and develop novel vaccine candidates targeting viral infection including Ebola, Marburg and SARS-CoV-2 (the cause of COVID-19). The development of our vaccine programs incorporates the use of our proprietary heat stabilization platform technology, known as ThermoVax®. To date, this business segment has been supported with government grant and contract funding from the National Institute of Allergy and Infectious Diseases, the Defense Threat Reduction Agents and the Biomedical Advanced Research and Development Authority.

Our Common Stock and our common stock warrant issued in connection with our December 2016 public offering are traded on The NASDAQ Capital Market under the symbols “SNGX” and “SNGXW,” respectively. On January 13, 2021, the last reported sales prices of our Common Stock and our common stock warrant issued in connection with our 2016 public offering on The NASDAQ Capital Market were $1.40 per share and $0.186 per warrant.

Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 12 and “Incorporation of Information by Reference” beginning on page 12.

Corporate Information

We were incorporated in Delaware in 1987 under the name Biological Therapeutics, Inc. In 1987, we merged with Biological Therapeutics, Inc., a North Dakota corporation, pursuant to which we changed our name to “Immunotherapeutics, Inc.” We changed our name to “Endorex Corp.” in 1996, to “Endorex Corporation” in 1998, to “DOR BioPharma, Inc.” in 2001, and finally to “Soligenix, Inc.” in 2009.

Our principal executive offices are located at 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540 and our telephone number is (609) 538-8200. Our corporate website address is www.soligenix.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

THE OFFERING

Common Stock offered	Up to 4,878,048 shares (representing the maximum shares issuable pursuant to the terms of the Convertible Notes).

Common Stock outstanding before this offering	31,485,362 shares as of January 13, 2021.

Common Stock outstanding after this offering	36,336,410 shares (assuming that the full amount of the registered securities are issued pursuant to the terms of the Convertible Notes).

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock in this offering; see the section titled “Use of Proceeds.”

Risk factors	You should consider carefully the information set forth in the section titled “Risk Factors,” beginning on page 3 of this prospectus, in deciding whether or not to invest in our Common Stock.

Plan of distribution	The selling stockholders and their pledgees, donees, transferees, or other successors in interest may offer the shares of Common Stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, at negotiated prices, or in trading markets for our Common Stock. See the section titled “Plan of Distribution” beginning on page 10 of this prospectus for a complete description of the manner in which the shares registered hereby may be distributed.

NASDAQ Capital Market symbol	Our Common Stock and our common stock warrants issued in connection with our December 2016 public offering are listed on The NASDAQ Capital Market under the symbols “SNGX” and “SNGXW,” respectively.

The number of shares of our Common Stock that will be outstanding immediately after this offering as shown above is based on 31,485,362 shares outstanding as of January 13, 2021, and, unless otherwise indicated, excludes:

●	1,993,804 shares of Common Stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.91 per share, of which options to purchase 1,333,224 shares are vested as of January 13, 2021;

●	5,731,477 shares of Common Stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $2.96 per share, of which warrants to purchase 5,731,477 shares are exercisable as of January 13, 2021; and

●	154,689 shares of Common Stock available for future issuance under our 2015 Equity Incentive Plan as of January 13, 2021.

Risk Factors

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement, including our financial statements and the related notes thereto. The risks and uncertainties described in our filings with the SEC and incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe are not material, also may become important factors that affect us and impair our business operations. The occurrence of any of the events or developments discussed in the risk factors described in our filings with the SEC could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and in such case, our future prospects would likely be materially and adversely affected. If any of such events or developments were to happen, you could lose part or all of your investment. Further, our actual results could differ materially and adversely from those anticipated in our forward-looking statements as a result of certain factors.

Summary of Risk Factors

Our business is subject to a number of risks and uncertainties that you should understand before making an investment decision. These risks include, but are not limited to, the following:

Risks Related to our Business

●	We have had significant losses and anticipate future losses; if additional funding cannot be obtained, we may reduce or discontinue our product development and commercialization efforts or not be able to repay the Convertible Notes.

●	If we are unable to develop our product candidates, our ability to generate revenues and viability as a company will be significantly impaired.

●	We have no approved products on the market and therefore do not expect to generate any revenues from product sales in the foreseeable future, if at all.

●	Our business is subject to extensive governmental regulation, which can be costly, time consuming and subjects us to unanticipated delays.

●	There may be unforeseen challenges in developing our biodefense products.

●	We are dependent on government funding, which is inherently uncertain, for the success of our biodefense operations.

●	The terms of our loan and security agreement with Pontifax Medison Finance require, and any future debt financing may require, us to meet certain operating covenants and place restrictions on our operating and financial flexibility.

●	If the parties we depend on for supplying our drug substance raw materials and certain manufacturing-related services do not timely supply these products and services, it may delay or impair our ability to develop, manufacture and market our products.

●	If we are not able to maintain or secure agreements with third parties for pre-clinical and clinical trials of our product candidates on acceptable terms, if these third parties do not perform their services as required, or if these third parties fail to timely transfer any regulatory information held by them to us, we may not be able to obtain regulatory approval for, or commercialize, our product candidates.

●	The manufacturing of our products is a highly exacting process, and if we or one of our materials suppliers encounter problems manufacturing our products, our business could suffer.

●	We may use our financial and human resources to pursue a particular research program or product candidate and fail to capitalize on programs or product candidates that may be more profitable or for which there is a greater likelihood of success.

●	Even if approved, our products will be subject to extensive post-approval regulation.

●	Even if we obtain regulatory approval to market our product candidates, our product candidates may not be accepted by the market.

●	We do not have extensive sales and marketing experience and our lack of experience may restrict our success in commercializing some of our product candidates.

●	Our products, if approved, may not be commercially viable due to change in health care practice and third party reimbursement limitations.

●	Our product candidates may cause serious adverse events or undesirable side effects which may delay or prevent marketing approval, or, if approval is received, require them to be taken off the market, require them to include safety warnings or otherwise limit their sales.

●	If we fail to obtain or maintain orphan drug exclusivity for our product candidates, our competitors may sell products to treat the same conditions and our revenue will be reduced.

●	Federal and/or state health care reform initiatives could negatively affect our business.

●	We may not be able to retain rights licensed to us by third parties to commercialize key products or to develop the third party relationships we need to develop, manufacture and market our products.

●	We may suffer product and other liability claims; we maintain only limited product liability insurance, which may not be sufficient.

●	We may use hazardous chemicals in our business. Potential claims relating to improper handling, storage or disposal of these chemicals could affect us and be time consuming and costly.

●	We may not be able to compete with our larger and better-financed competitors in the biotechnology industry.

●	Competition and technological change may make our product candidates and technologies less attractive or obsolete.

●	Our business could be harmed if we fail to retain our current personnel or if they are unable to effectively run our business.

●	Instability and volatility in the financial markets could have a negative impact on our business, financial condition, results of operations, and cash flows.

●	We may not be able to utilize all of our net operating loss carryforwards.

●	Global pathogens could have an impact on financial markets, materials sourcing, patients, governments and population (e.g. COVID-19).

Risks Related to our Intellectual Property

●	We may be unable to commercialize our products if we are unable to protect our proprietary rights, and we may be liable for significant costs and damages if we face a claim of intellectual property infringement by a third party.

●	We may be involved in lawsuits to protect or enforce our patents, which could be expensive and time consuming.

●	If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.

Risks Related to our Securities

●	The price of our common stock and warrants may be highly volatile.

●	If we fail to remain current with our listing requirements, we could be removed from The Nasdaq Capital Market, which would limit the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market.

●	Shareholders may suffer substantial dilution related to issued stock warrants, options and convertible notes.

●	Our shares of common stock and warrants are thinly traded, so stockholders may be unable to sell at or near ask prices or at all if they need to sell shares or warrants to raise money or otherwise desire to liquidate their shares.

●	We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

●	Upon our dissolution, our stockholders may not recoup all or any portion of their investment.

●	The issuance of our common stock pursuant to the terms of the asset purchase agreement with Hy Biopharma Inc. may cause dilution and the issuance of such shares of common stock, or the perception that such issuances may occur, could cause the price of our common stock to fall.

The terms of our loan and security agreement with Pontifax Medison Finance require us to meet certain operating covenants and place restrictions on our operating and financial flexibility. If we raise additional capital through debt financing, the terms of any new debt could further restrict our ability to operate our business.

In December 2020, we entered into a loan and security agreement with certain of the selling stockholders (the “Loan and Security Agreement”), that is secured by a lien covering substantially all of our assets, other than our intellectual property and licenses for intellectual property. The Loan and Security Agreement contains customary affirmative and negative covenants and events of default. Affirmative covenants include, among others, covenants requiring us to protect and maintain our intellectual property and comply with all applicable laws, deliver certain financial reports, maintain a minimum cash balance and maintain insurance coverage. Negative covenants include, among others, covenants restricting us from transferring any material portion of our assets, incurring additional indebtedness, engaging in mergers or acquisitions, changing foreign subsidiary voting rights, repurchasing shares, paying dividends or making other distributions, making certain investments, and creating other liens on our assets, including our intellectual property, in each case subject to customary exceptions. If we raise any additional debt financing, the terms of such additional debt could further restrict our operating and financial flexibility. These restrictions may include, among other things, limitations on borrowing and specific restrictions on the use of our assets, as well as prohibitions on our ability to create liens, pay dividends, redeem capital stock or make investments. If we default under the terms of the Loan and Security Agreement or any future debt facility, the lender may accelerate all of our repayment obligations and take control of our pledged assets, potentially requiring us to renegotiate our agreement on terms less favorable to us or to immediately cease operations. Further, if we are liquidated, the lender’s right to repayment would be senior to the rights of the holders of our Common Stock. The lender could declare a default upon the occurrence of any event that it interprets as a material adverse effect as defined under the Loan and Security Agreement. Any declaration by the lender of an event of default could significantly harm our business and prospects and could cause the price of our Common Stock to decline.

Repayment of the Convertible Notes, if they are not otherwise converted, will require a significant amount of cash, and we may not have sufficient cash flow from our business to make payments on our indebtedness.

Our ability to pay the principal of and/or interest on the Convertible Notes depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service the Convertible Notes or other future indebtedness and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt and implement one or more alternatives, such as selling assets, restructuring indebtedness or obtaining additional debt financing or equity financing on terms that may be onerous or highly dilutive. Our ability to refinance the Convertible Notes or other future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the Convertible Notes.

The issuance of shares of Common Stock upon conversion of the Convertible Notes could substantially dilute your investment and could impede our ability to obtain additional financing.

The Convertible Notes are convertible into shares of our Common Stock and give the holders an opportunity to profit from a rise in the market price of our Common Stock such that conversion or exercise thereof could result in dilution of the equity interests of our shareholders. We have no control over whether the holders will exercise their right to convert their Convertible Notes. While the Convertible Notes are convertible at a minimum price of $4.10 per share which is higher than our current market price, we cannot predict the market price of our Common Stock at any future date, and therefore, cannot predict whether the Convertible Notes will be converted. The existence and potentially dilutive impact of the Convertible Notes may prevent us from obtaining additional financing in the future on acceptable terms, or at all.

DESCRIPTION OF THE TRANSACTION

Private Placement of Convertible Notes

Loan and Security Agreement and Convertible Notes

On December 15, 2020 (the “Closing Date”) we and certain of our subsidiaries entered into the Loan and Security Agreement with Pontifax Medison Finance (Israel) L.P. and Pontifax Medison Finance (Cayman) L.P., as lenders (collectively, referred to as “Lenders”), and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders (the “Agent”). The Lenders under the Loan and Security Agreement are referred to herein as the “selling stockholders.”

Amount. The Loan and Security Agreement provides for a term loan or loans in an aggregate principal amount of up to $20.0 million (the “Term Loan”) subject to funding in three tranches as follows: (a) within two (2) business days after the Closing Date, a loan in the aggregate principal amount of $10.0 million (the “Initial Loan”), (b) during the 12 month period after the Closing Date, a credit line in the aggregate principal amount of $5.0 million (the “Credit Line”), and (c) a loan in the aggregate principal amount of $5.0 million (the “Third Installment Loan”) shall be made available for withdrawal in full upon the filing of a new Drug Application with the FDA for our product candidate for the treatment of cutaneous T-cell lymphoma, SGX301, which shall be deemed to occur on the date of initial filing with the FDA.

Maturity. The Term Loan matures 54 months following the Closing Date (the “Maturity Date”). All amounts outstanding under the Term Loan will be due and payable upon the earlier of the maturity date or the acceleration of the loans and commitments upon an event of default.

Interest Rate, Fees. The principal balance of the Term Loan bears interest at 8.47% per annum based on a year consisting of 365 days. Interest is payable on a quarterly basis based on the principal amount outstanding during the preceding quarter. In addition, we are required to pay to the selling stockholders an unused line fee of 1.0% per annum payable quarterly on the amount not withdrawn under the Credit Line and, upon withdrawal of the Third Installment Loan, we are required to pay a fee of 1.0% of the Third Installment Loan to the selling stockholders.

Amortization. Commencing on the last business day of the calendar quarter prior to the lapse of 24 months following the Closing Date and continuing on the first business day of each quarter thereafter until the Maturity Date, the Initial Loan, the Credit Line and the Third Installment Loan shall amortize in ten equal quarterly installments.

Prepayment Premium. Following 18 months from the Closing Date, we may, at our option upon at least 14 business days’ written notice to the Agent, prepay an amount of not less than $500,000 or all of the then outstanding principal balance and all accrued and unpaid interest on the Term Loan, together with a prepayment charge equal to one percent (1.0%) of the principal amount being prepaid.

Conversion by the selling stockholders. The selling stockholders may, at their option and at any time, elect to convert the then outstanding Term Loan amount and all accrued and unpaid interest thereon into shares of Common Stock at a conversion price of $4.10 (the “Conversion Price”), subject to certain customary adjustments as specified in the Loan and Security Agreement.

Conversion by the Company. We have the right to convert, at any time, any outstanding portion of the Term Loan and all accrued and unpaid interest thereon into shares of Common Stock at the Conversion Price, subject to fulfilment of all of the following conditions: (i) the shares of Common Stock issuable upon conversion are unrestricted and freely tradable securities if held by a person that is not an affiliate (and has not been affiliate at any time during the three months preceding any such sale) of ours pursuant to Rule 144 under the Securities Act of or under an effective registration statement under the Securities Act, (ii) during a period of 30 consecutive trading days prior to the date on which we give notice of the exercise of our conversion right, the closing price of the Common Stock was higher than $4.92 on at least 10 trading days, which trading days need not be consecutive, including on the trading day preceding the date on which we give notice of the exercise of its conversion right, and (iii) the number of shares of Common Stock issuable upon conversion by us shall not exceed the average weekly number of traded shares on the stock market during the four weeks immediately preceding the date on which we give notice of the exercise of our conversion right. We may only effect a conversion once every four weeks.

Security. Our obligations under the Term Loan are secured by a security interest, senior to any current and future debts and to any security interest, in all of our right, title, and interest in, to and under all of the following personal property of Borrower whether now owned or hereafter acquired (collectively, the “Collateral”): (a) receivables; (b) equipment; (c) fixtures; (d) general intangibles (other than Intellectual Property); (e) inventory; (f) investments; (g) deposit accounts; (h) cash; (i) goods; (j) licenses; (k) franchise agreements, (l) commercial tort claims; and all other tangible and intangible personal property of Borrower whether now or hereafter owned or existing; and, to the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing, subject to limited exceptions including our intellectual property.

Covenants; Representations and Warranties; Other Provisions. The Loan and Security Agreement contains customary representations, warranties and covenants, including covenants by us limiting additional indebtedness, liens, including on intellectual property, guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates and fundamental changes.

Default Provisions. The Loan and Security Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on us. After the occurrence and continuance of an event of default the Agent has the option to (i) accelerate payment of all obligations and terminate the selling stockholders’ commitments under the Loan and Security Agreement, (ii) sign and file in our name any notices, assignment or agreements necessary to perfect repayment, (iii) notify any of our account debtors to make payment directly to Agent and (iv) exercise its security interests in the Collateral.

Registration Rights Agreement

In connection with the Loan and Security Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling stockholders, pursuant to which we agreed to, among other things, use commercially reasonable efforts to (i) file a registration statement within 60 days following the Closing Date for the purpose of registering for resale the shares of Common Stock issuable upon conversion of the Term Loan (the “Conversion Shares”) and any other securities issued or issuable with respect to or in exchange for such Conversion Shares, whether by merger, charter amendment or otherwise (ii) make the registration statement declared effective as soon as practicable after filing, and in any event no later than 120 days after the Closing Date, and (iii) maintain the registration until all registrable securities may be sold by the selling stockholders pursuant to Rule 144 under the Securities Act, without restriction as to manner, sale or volume restrictions. If the registration statement is not timely filed or declared effective, we will be required to pay a ticking fee of 0.5% of the aggregate outstanding balance of the Term Loan at the time of such failure and each 30 days thereafter until cured. The Registration Rights Agreement contains customary terms and conditions for a transaction of this type.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of Common Stock by the selling stockholders.

The selling stockholders will pay all underwriting discounts, selling commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in connection with the sale of the shares, if any. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

The shares of Common Stock being offered for resale by the selling stockholders pursuant to the Form S-3 of which this prospectus forms a part are the shares of Common Stock issuable to the selling stockholders pursuant to the terms of the Convertible Notes. For additional information regarding the issuance of those Convertible Notes, see the section of this prospectus titled “Description of the Transaction.” We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes issued pursuant to the Loan and Security Agreement and as described below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, based on its ownership of the Convertible Notes, as of January 13, 2021, assuming conversion of all Convertible Notes at the conversion price in effect as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders. The fourth column lists the shares of Common Stock held by each selling stockholder after completion of this offering, and assumes that each selling stockholder subsequently sells all of the shares covered by this prospectus and assumes full conversion of the Convertible Notes. The fifth column lists the percentage ownership held by each selling stockholder after completion of this offering. The information presented regarding the selling stockholders is based, in part, on information the selling stockholders provided to us in writing specifically for use in this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See the section of this prospectus titled “Plan of Distribution.”

In addition to the assumptions described above, beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power over securities. To our knowledge, unless otherwise indicated, all persons named in the table below have sole voting and investment power with respect to their shares of Common Stock. Percentage of beneficial ownership is based on 31,485,362 shares of our Common Stock outstanding as of January 13, 2021.

Name of Selling stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Pontifax Medison Finance (Israel) L.P. (1)	3,411,381	(2)	3,411,381	—	*
Pontifax Medison Finance (Cayman) L.P. (3)	1,466,667	(4)	1,466,667	—	*

*	Denotes less than 1%.

(1)	Pontifax Medison Finance (Israel), Limited Partnership (“Pontifax Israel”), is a limited partnership registered under the laws of the State of Israel. Decisions with respect the disposition of securities are taken by the fund’s investment committee. The members of the investment committee are Mr. Tomer Kariv, Mr. Ran Nussbaum, Mr. Shlomo Karako and Mr. Gil Gurfinkel. In addition, Pontifax Medison Finance GP Limited Partnership (“Pontifax Management”) is the general partner of Pontifax Israel. Pontifax Management 4 G.P. (2015) Ltd. is the general partner of Pontifax Management. Mr. Tomer Kariv and Mr. Ran Nussbaum are directors of Pontifax Management 4 G.P. (2015) Ltd., and as such, hold voting and/or dispositive power over the shares held by Pontifax Israel. The address of the entities affiliated with Pontifax Medison Finance (Israel) L.P. is 14 Shenkar St., Herzeliya, Israel.

(2)	Consists of 3,411,381 shares of our Common Stock issuable under the Convertible Notes.

(3)	Pontifax Medison Finance (Cayman), L.P. (“Pontifax Cayman”), is a limited partnership registered under the laws of the Cayman Islands. Decisions with respect the disposition of securities are taken by the fund’s investment committee. The members of the investment committee are Mr. Tomer Kariv, Mr. Ran Nussbaum, Mr. Shlomo Karako and Mr. Gil Gurfinkel. In addition, Pontifax Medison Finance GP Limited Partnership (“Pontifax Management”) is the general partner of Pontifax Cayman. Pontifax Management 4 G.P. (2015) Ltd. is the general partner of Pontifax Management. Mr. Tomer Kariv and Mr. Ran Nussbaum are directors of Pontifax Management 4 G.P. (2015) Ltd., and as such, hold voting and/or dispositive power over the shares held by Pontifax Cayman. The address of the entities affiliated with Pontifax Medison Finance (Cayman) L.P. is 14 Shenkar St., Herzeliya, Israel.

(4)	Consists of 1,466,667 shares of our Common Stock issuable under the Convertible Notes.

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Common Stock or interests in stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Common Stock or interests in Common Stock on any stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares of Common Stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares of Common Stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares of Common Stock at a stipulated price per share;

●	one or more underwritten offerings on a firm commitment or best effort basis;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Pursuant to registration rights agreements, certain selling stockholders are generally entitled to be paid all registration expenses in connection with their registration obligations, regardless of whether a registration statement is filed or becomes effective.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The selling stockholders may also sell Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. We have advised each selling stockholder that it may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of Common Stock made prior to the date on which such registration statement was declared effective by the SEC.

The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than this prospectus, provided that they meet the criteria and conform to the requirements of that rule. Registration of the Common Stock covered by this prospectus does not mean that any Common Stock will be offered or sold.

The selling stockholders may engage in at-the-market offerings and offer the Common Stock into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market-offerings will be described in the prospectus supplement relating thereto.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of Common Stock may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If at the time of any offering made under this prospectus, a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M promulgated under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares of Common Stock covered by this prospectus and actually issued or issuable upon conversion of the Term Loans have been sold and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

Legal Matters

The validity of the Common Stock issued and issuable upon conversion of the Convertible Notes will be passed upon for us by Duane Morris LLP, Boca Raton, Florida.

Experts

The consolidated balance sheets of Soligenix, Inc. and subsidiaries as of December 31, 2019 and 2018, and the related consolidated statements of operations, comprehensive loss, shareholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph that refers to a change in the method of accounting for leases. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

As permitted by the rules of the SEC, this prospectus, which constitutes a part of a registration statement on Form S-3 that we have filed with the SEC, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our Common Stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. This prospectus contains statements concerning documents filed as exhibits. For the complete text of any of these documents, we refer you to the copy of the document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

We also maintain a website at http://www.soligenix.com with information about our company and through which you may access these materials and other filings with the SEC free of charge as soon as reasonably practicable after they are filed electronically with, or furnished to, the SEC. Except for the documents incorporated by reference as described below under “Incorporation of Certain Documents by Reference,” information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and any information that we file with the SEC subsequent to this prospectus and prior to the termination of the offering referred to in this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act, unless specifically incorporated by reference herein or therein):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 30, 2020;

(b)	Our Quarterly Reports on Form 10-Q for the quarter ended March 30, 2020, as filed with the SEC on May 15, 2020; for the quarter ended June 30, 2020, as filed with the SEC on August 14, 2020 and for the quarter ended September 30, 2020, as filed with the SEC on November 12, 2020;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 3, 2020, January 14, 2020, March 19, 2020; March 20, 2020, April 3, 2020, April 10, 2020, April 13, 2020, April 30, 2020, July 20, 2020, August 28, 2020, September 10, 2020, September 18, 2020, as amended on December 3, 2020, November 25, 2020, December 16, 2020 and December 22, 2020;

(d)	Our Definitive Proxy Statements on Schedule 14A, as filed with the SEC on August 7, 2020 and November 6, 2020;

(e)	The Description of Securities filed as Exhibit 4.11 to Amendment No. 1 to Registration Statement on Form S-3, filed with the SEC on July 31, 2020; and

(f)	The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on December 12, 2016 and under the caption “Description of Capital Stock” in the Registrant’s prospectus, dated as of December 12, 2016, forming a part of the Registration Statement on Form S-1 (Registration No. 333-214038) filed with the SEC, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein, or in a subsequently filed document also incorporated or deemed to be incorporated herein by reference, modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the shares of Common Stock offered under this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the shares of Common Stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules thereto for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Internet site at http://www.sec.gov.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Soligenix, Inc., 29 Emmons Drive, Suite B-10, Princeton, New Jersey 08540, Attn: Secretary, telephone number: 609-538-8200. Information about us is also available at our website at www.soligenix.com. Except for the specific incorporated reports and documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Soligenix, Inc.

Up to 4,878,048 Shares of Common Stock

 PROSPECTUS

_____________, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission registration fees	$2,182.00
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Miscellaneous fees and expenses	(1)
Total	$(1)

(1)	These fees and expenses will be provided by a prospectus supplement or as an exhibit to a Report on Form 8-K that is incorporated by reference into this prospectus.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law grants the Company the power to limit the personal liability of its directors to the Company or its stockholders for monetary damages for breach of a fiduciary duty. Article X of the Company’s Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Company as follows:

“A Director of the Corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a Director; provided, however, this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Article VIII of the Company’s Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

The Company has a directors’ and officers’ liability insurance policy.

The above discussion is qualified in its entirety by reference to the Company’s Certificate of Incorporation and Bylaws.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index set forth immediately prior to the signature page to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated May 10, 2006 by and among the Company, Corporate Technology Development, Inc., Enteron Pharmaceuticals, Inc. and CTD Acquisition, Inc. (incorporated by reference to Exhibit 2.1 included in our Registration Statement on Form SB-2 (File No. 333-133975) filed on May 10, 2006).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2012).

3.2	By-laws (incorporated by reference to Exhibit 3.1 included in our Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended June 30, 2003).

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2016).

3.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on October 7, 2016).

3.5	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 14, 2017).

3.6	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K filed on September 28, 2018).

3.7	Amendment to Amended and Restated By-laws of Soligenix, Inc. (incorporated by reference to Exhibit 3.1 included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020).

3.8	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of our current report on Form 8-K/A filed on December 3, 2020).

4.1	Warrant Agency Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on December 16, 2016).

4.2	Representative’s Warrant (incorporated by reference to Exhibit 4.15 included in our Registration Statement on Form S-1 (File No. 333-214038) filed on November 14, 2016).

4.3	Form of Warrant to be issued to Aegis Capital Corp. (incorporated by reference to Exhibit 4.1 included in our current report on Form 8-K filed on October 31, 2017).

4.4	Form of Warrant to be issued to each investor in the June 2018 registered public offering Form of Warrant to (incorporated by reference to Exhibit 4.8 included in our Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-225226) filed on June 20, 2018).

4.5	Form of Representative’s Warrant (incorporated by reference to Exhibit 4.9 included in our Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-225226) filed on June 18, 2018).

4.6	Registration Rights Agreement, dated December 15, 2020 by and among Soligenix, Inc. and the other parties named therein (incorporated by reference to Exhibit 4.1 included in our current report on Form 8-K filed on December 16, 2020).

5.1	Opinion of Duane Morris LLP. *

23.1	Consent of EisnerAmper LLP. *

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on January 15, 2021.

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Name:	Christopher J. Schaber, PhD
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Schaber and Jonathan Guarino, and each or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Christopher J. Schaber	Chairman, President and Chief Executive	January 15, 2021
	Christopher J. Schaber, PhD	Officer (Principal Executive Officer)

By:	/s/ Gregg A. Lapointe	Director	January 15, 2021
Gregg A. Lapointe, CPA

By:	/s/ Diane L. Parks	Director	January 15, 2021
Diane L. Parks

By:	/s/ Robert J. Rubin	Director	January 15, 2021
Robert J. Rubin, MD

By:	/s/ Jerome B. Zeldis	Director	January 15, 2021
Jerome B. Zeldis, MD, PhD

By:	/s/ Jonathan Guarino	Senior Vice President and Chief Financial Officer	January 15, 2021
	Jonathan Guarino	(Principal Financial and Accounting Officer)